Exhibit 10.4i

AMENDMENT NUMBER FOUR TO FOURTH AMENDED AND

RESTATED CREDIT AGREEMENT

This Amendment Number Four to Fourth Amended and Restated Credit Agreement (“Amendment”) is entered into as of January 27, 2003, by and between Jos. A. Bank Clothiers, Inc., a Delaware corporation (“Company”), the various financial institutions that are or may from time to time become parties to the Agreement referred to below (collectively, the “Lenders” and each individually a “Lender”), and Foothill Capital Corporation, a California corporation, as Agent for the Lenders (“Agent”) in light of the following:

A. Company, Agent, as assignee of Wells Fargo Bank. National Association, and Lenders have previously entered into that certain Fourth Amended and Restated Credit Agreement, dated as of April 30, 1996 as amended by that certain Combined Amendment Number One to Fourth Amended and Restated Credit Agreement, dated as of December 15, 2000, that certain Amendment Number Two to Fourth Amended and Restated Credit Agreement, dated as of March 27, 2001 and that certain Amendment Number Three to Fourth Amended and Restate Credit Agreement dated as of December 17, 2001 (as may be further amended from time to time, the “Agreement”).

B. Company, Lenders and Agent desire to further amend the Agreement as provided for and on the conditions herein.

NOW, THEREFORE, Company Lenders and Agent hereby amend and supplement the Agreement as follows:

1.    DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.    AMENDMENTS.

(a) The definition of “Commitments” in Section 1.1 of the Agreement is amended in its entirety to read as follows:

“Commitments” means the commitments of Lenders to make Revolving Loans and to issue Letters of Credit (or purchase participations therein, as the case may be) as set forth in Sections 2.1 and 2.2.

(b) The definition of “Maturity Date” in Section l.1 of the Agreement is

Exhibit 10.4i

amended in its entirety to read as follows:

“Maturity Date” means April 30, 2006.

(c) The definition of “Maximum Revolving Amount” in Section 1.l of the Agreement is amended in its entirety to read as follows:

“Maximum Revolving Amount” means $75,000,000.

(d) The following definitions in Section 1.1 to the Agreement are hereby deleted in their entirety: “Term Loan Commitment”, “Term Loan Exposure”, “Term Note”, “Title Policies” and “Title Policies Endorsements”.

(e) Section 2.1(A) of the Agreement is amended in its entirety to read as follows:

“A. Commitments.

(i) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make advances (“Revolving Loans”) to Company in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of the lesser of (a) the Maximum Revolving Amount less the Letter of Credit Usage, or (b) the Current Asset Borrowing Base less (A) the Letter of Credit Usage, and less (B) the aggregate amount of any reserves, if any, established by Agent in accordance with this Agreement. Revolving Loans made on any Funding Date as LIBOR Rate Loans shall be in the minimum principal amount of $1,000,000 and integral multiples of $500,000 thereafter.

(ii) [Intentionally Deleted].

(iii) Each Lender’s commitment to make Revolving Loans to Company pursuant to this subsection 2.1 is herein called its “Revolving Loan Commitment” and such commitments of all Lenders in the aggregate are herein called the “Revolving Loan Commitments”. The original amount of each Lender’s Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto, provided, that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of Revolving Loan Commitments pursuant to subsection 9.1.”

Exhibit 10.4i

(f) Section 2.4A. of the Agreement is amended in its entirety to read as follows:

“A. Fees. Company agrees to pay to Agent, fees in the following amounts:

(i) an annual facility fee in an amount equal to the product of: (i) the Maximum Revolving Amount; multiplied by (ii) 0.10%, such fee to be fully earned and payable on May 1, 2003 and on each May 1 therefore so long as this Agreement has not terminated;

(ii) an unused line fee equal to: (a) $70,000,000, minus the average of the daily amount of Revolving Loans; times (b) 0.375% per annum calculated on the basis of a 360-day year and the actual number of days elapsed and payable monthly in arrears on the first day of each calendar month through the Maturity Date so long as this Agreement has not terminated, provided, however, that if this Agreement terminates on a date other than the 1st of a month, the unused line fee will be prorated for the partial month on which the termination occurs and payable on the date of termination;

(iii) an annual servicing fee in the amount of $50,000 to be fully earned and payable on August 31, 2003, and on each August 31 thereafter so long as this Agreement has not terminated;

(iv) A Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(f) which shall accrue at a rate equal to 1.375% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit calculated on the basis of a 360-day year and the actual number of days elapsed and payable monthly in arrears on the first day of each calendar month through the Maturity Date.

(v) For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of Company performed by personnel employed by Agent, (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Company, to appraise the Collateral, or any portion thereof, or to assess Company’s business valuation, provided the fee for financial audits performed by a third party

Exhibit 10.4i

shall not exceed the fees charged by Agent for audits performed by personnel employed by Agent. Agent and Lenders agree that so long as no Event of Default has occurred and is continuing. Company will be charged for no more than one financial audit and one inventory appraisal per year.”

(g)	Section 2.4(B) of the Agreement is hereby added as follows:

“B. Early Termination. Company has the option, at any time upon 60 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lenders, in cash, in full, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders in an amount equal to 102% of the then, issued and outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), or (ii) causing the original Letters of Credit to he returned to the issuing financial institution. Company will not be required to pay a prepayment fee, penalty or premium in connection with the early termination of this Agreement. Notwithstanding the foregoing, Company will still be required to pay any fees due under this Section 2.4 and if such termination occurs prior to the date any such fee is due, Company will pay Agent the relevant fee pro-rated for the period of time passed since the subject fee was previously paid.”

(h)	Section 2.4(C) of the Agreement is hereby added as follows:

“(C) Syndication Fee. Company will pay a syndication fee or fee(s) in the event Agent is required to pay one or more third parties a fee to allow any such third party to become a Lender under this Agreement; provided. however, that the aggregate amount of such syndication fees shall nor exceed $25,000.”

(i)	Section 2.5(A) of the Agreement is amended in its entirety to read as follows:

“A. Prepayments Due to Reductions of Restrictions of Revolving Loan Commitments. Company shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Current Utilization shall not at any time exceed the lesser of (1) the Maximum Revolving Amount, minus, the Letter of Credit Usage; or (2) the Current Asset Borrowing Base, minus the Letter of Credit Usage, minus any reserves established by Agent pursuant to the terms of this Agreement.”

Exhibit 10.4i

(j)	Sections 2.10(A) and 2.10(B) of the Agreement are hereby deleted .

(k)	Section 6.6 of the Agreement is amended in its entirety to read as follows:

“6.6 Minimum EB1TDA. Agent shall set a minimum EBITDA covenant for each fiscal month commencing with the fiscal month ending on or about February 28, 2003 and a maximum Capital Expenditure covenant for each fiscal year commencing with the fiscal year ending on or about January 31, 2004. The covenants shall be based upon Company’s projections for the fiscal year containing that fiscal month and fiscal year, which projections must be delivered to Agent prior to the commencement of such fiscal year. The projections shall be satisfactory to Agent in its reasonable credit judgment. Agent shall set the future periods EBITDA covenant based on 85% of the expected performance set forth in the projections delivered to Agent. The covenants set forth in this Section will not be applicable to Company in any fiscal month during which Company maintains a daily average of Revolving Loans borrowing availability of $10,000,000 or more, provided, no Event of Default has occurred and is continuing.

3.    SCHEDULE 2.1.    Schedule 2.1 of the Agreement is hereby deleted and replaced with Schedule 2.1 attached hereto.

4.    REAFFIRMATION OF SECURITY AGREEMENT.    Company, Agent and Lenders have previously entered into that certain Security Agreement, dated as of April 30. 1996 (the “Security Agreement”). Company reaffirms and agrees that the Security Agreement remains in full force and effect and that Agent, for the ratable benefit of Lenders, continues to hold a validly perfected first priority security interest in the Collateral securing the Obligations.

5.    REPRESENTATIONS AND WARRANTIES.    Company hereby affirms to Agent and the Lenders that all of Company’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof

6.    NO DEFAULTS.    Company hereby affirms to Agent and the Lenders that no Event of Default has occurred and is continuing as of the date hereof.

7.    CONDITIONS PRECEDENT.    The effectiveness of this Amendment is expressly conditioned upon the following:

(a) Payment by Company to Agent of a modification fee in the amount of $50,000, such fee to be charged to Company’s loan account pursuant to the terms of the Agreement;

Exhibit 10.4i

(b) Delivery by Company to Agent of that certain Amended and Restated Revolving Note in the amount of $75,000,000, dated as of January 13, 2003. executed by Company in favor of Lender;

(c) Receipt by Agent of a copy of this Amendment executed by Company and Lenders.

8.    COSTS AND EXPENSES.    Company shall pay to Agent all of Agent’s out-of pocket costs and expenses (including, without limitation. the fees and expenses of its counsel, which counsel may include ally local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

9.    LIMITED EFFECT.    In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

10.    COUNTERPARTS; EFFECTIVENESS.    This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

Exhibit 10.4i

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent and a Lender

By:	/s/ Thomas F. Morgan
Title:	Vice President

JOS. A. BANK CLOTHIERS, INC. a Delaware corporation

By:	/s/ David E. Ullman
Title:	EVP-CFO

Exhibit 10.4i

Each of the undersigned has executed a Continuing Guaranty and certain other Loan Documents in favor of Foothill Capital Corporation, as agent for the Lenders (as defined in; the Amendment) (“Agent”) respecting the obligations of Jos. A. Bank Clothiers, Inc., a Delaware corporation (“Company”) owing to Agent and Lenders. Each of the undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: each of the Continuing Guaranty and Loan Documents to which it is a party remains in fu11 force and effect; nothing in the Continuing Guaranty or Loan Documents to which it is a party obligates Agent or any Lender to notify the undersigned of any changes in the financial accommodations made available to Company or to seek reaffirmations of such Continuing Guaranty and Loan Documents; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

JOSEPH A. BANK MFG. CO., INC., a New Jersey corporation

By:	/s/ David E. Ullman

Name	David E. Ullman

Title:	EVP-CFO

RS SERVICING CO., INC., a Delaware corporation

By:	/s/ David E. Ullman

Name	David E. Ullman

Title:	President

IS SERVICING CO., INC., a Delaware corporation

By:	/s/ David E. Ullman

Name	David E. Ullman

Title:	President

Exhibit 10.4i

SCHEDULE 2.1

LENDER	REVOLING LOAN COMMITMENT	PRO RATA SHARE

FOOTHILL CAPITAL COPORATION	$75,000,000	100%